Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 16, 2006, relating to the financial statements, which appears in the Annual Report on Form 10-K of Provena Foods Inc. for the year ended December 31, 2005.  We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine, CA
October 19, 2006